DATED 19 December, 2001





                                   FRAPORT AG


                                   CIVAS GMBH


                             ICTS INTERNATIONAL N.V.


                                       AND


                            ICTS EUROPE HOLDINGS B.V.






                                 ADDENDUM TO THE

                            SHARE PURCHASE AGREEMENT

                             DATED 5TH OCTOBER, 2000

                      RELATING TO ICTS EUROPE HOLDINGS B.V.

             This Addendum (the "Addendum") is entered into on December, 2001 by and between:

(1) FRAPORT AG a company with registered office at 60547 Frankfurt am Main, Germany ("Fraport");

(2) CIVAS GmbH (formerly CIVAS Civil Aviation Security Services GmbH), a company with registered office at Triforum Eingang C3, Frankfurter Strasse 233,63263 Neu-Isenburg, Germany (and whose former registered office was at Frankfurt Airport Center, Hugo-Eckner-Ring, 60546 Frankfurt am Main, Germany), a company duly incorporated and organised under the laws of Germany under registered number HRB 11929 with the Commercial Register of the Lower Court of Offenbach am Main (and which was previously registered under number HRB 40322 with the Commercial Register of the Lower Court of Frankfurt am Main) ("CIVAS");

(3) ICTS International N.V., a company with registered office at Biesbosch 225, 1181 JC Amstelveen, The Netherlands, a company duly incorporated and organised under the laws of The Netherlands, under registered no. 33279300 with the Commercial Register of the Chamber of Commerce of Amsterdam ("ICTS"); and

(4) ICTS Europe Holdings B.V., a company incorporated in the Netherlands with registered address Biesbosch 255, 1181 JC Amstelveen, the Netherlands ("ICTS Europe").

WHEREAS:

(A) Pursuant to a share purchase agreement dated 5th October, 2000 (the "Share Purchase Agreement"), ICTS sold 45 per cent. of the issued share capital of ICTS Europe to CIVAS effective on 1st January, 2001 and also agreed to sell the remaining 55 per cent. of the issued share capital of ICTS Europe to CIVAS on 31st December, 2003.

(B) Subsequent to the execution of the Share Purchase Agreement, the parties have agreed that the acquisition of ICTS' remaining 55 per cent. of the share capital of ICTS Europe shall be accelerated to take effect on 1st January, 2002. The parties have further agreed that Fraport shall purchase ICTS' remaining 55 per cent. of the issued share capital of ICTS Europe in place of its wholly owned subsidiary CIVAS.

(C) The parties have agreed to enter into this Addendum to amend the terms of the Share Purchase Agreement and the other documents referred to in this Addendum.

(D) Terms defined or referred to in the Share Purchase Agreement shall have the same meaning in this Addendum where the context allows and where such term is not specifically defined in this Addendum.


NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, IT IS AGREED as follows:

1.       definitions

         In this Addendum,

         "Conditions Precedent" shall have the meaning set out in clause 2 of this Addendum.

         "Key Personnel 2001" means the persons listed in Part A of Appendix 3.

         "Questionnaire" means the Questionnaire prepared by Fraport and answered by the managing director of ICTS Europe and each of its Subsidiaries in relation to the 2003 Reserved Matters as set out in Appendix 4.

         "2003 Reserved Matters" means those matters which, had they been undertaken by ICTS Europe or its subsidiaries in 2003, would have constituted Reserved Matters for the purposes of the Shareholders' Agreement (as amended by the addendum to the Shareholders' Agreement dated 23rd May, 2001) and, for these purposes, the reference made in clause 6 subclause (2) (7) of the addendum to the Shareholder Agreement dated 23rd May, 2001 to 1st January, 2004 shall be replaced by 1st January, 2002.

         "Final Completion Date" means 3rd January, 2002 or if later, the third Business Day of the week following the date on which the Seller is notified in writing by Fraport that all the Conditions Precedent have been satisfied or, where permitted, waived or such other date agreed in writing by the Parties.

2.       Conditions to this Addendum

2.1 The terms of this Addendum are subject to the satisfaction or waiver (where applicable) of the following conditions precedent (the "Conditions Precedent"):

(a)     the assignment of all the Frame Agreements by the Seller to ICTS
        Europe;  and

(b) each of the individuals listed in Part B of Appendix 3 having agreed with ICTS Europe to the extension of the term of their existing employment arrangements with relevant members of the ICTS Europe Group for a fixed term expiring on 31st December, 2003.

         (c) All relevant merger control clearances or deemed clearances in Portugal and Spain having been obtained, to the extent determined by Fraport and the Seller to be necessary, in connection with the acquisition of the Remaining Shares by Fraport.

2.2 Fraport shall be entitled to waive condition 2.1(b) in whole or in part in its absolute discretion by notice in writing to the Seller. Subject to clause 2.4 below, Fraport shall only be entitled to waive condition 2.1(a) with the prior written consent of the Seller.


2.3 The Seller and ICTS Europe shall provide to Fraport and each other copies of all assignment documentation executed between it, ICTS Europe and the counterparties to the Frame Agreements as soon as possible following receipt and, to the extent it is required to be a party, Fraport shall provide the Seller with copies of all assignment documentation executed between it, the Seller, ICTS Europe and the counterparties to the Frame Agreements as soon as possible following receipt.


2.4 If the assignment of all the Frame Agreements by the Seller to ICTS Europe has not been effected by 31st January, 2002, Fraport may at its option elect to waive condition 2.1(a) above without the consent of the Seller provided that ICTS Europe first undertakes to the Seller in writing with the written consent of Fraport as follows:-

(a)      With effect from the Final Completion Date, ICTS Europe shall:

(i) use all reasonable endeavours to procure that the counterparties to the Frame Agreements enter into new contractual arrangements with ICTS Europe in place of the Seller;

(ii) procure that ICTS Europe and/or its subsidiaries carry out, perform and discharge all the obligations and liabilities of the Seller created by or arising under the Frame Agreements other than with respect to Russia and other successor states (including the Baltic States) of the former Soviet Union provided that this obligation shall not apply to any obligations and liabilities incurred by the Seller after Final Completion without the consent of ICTS Europe; and

(iii) indemnify the Seller against all actions, proceedings, costs, damages, claims and demands in respect of the Frame Agreements, whatsoever provided that this indemnity shall not apply to any acts carried out by the Seller after Final Completion without the consent of ICTS Europe.

(b) Insofar as the benefit or burden of any of the Frame Agreements cannot effectively be assigned by the Seller to ICTS Europe except by an agreement or novation with or consent to the assignment from the person, firm or company concerned:

(i) the Seller shall at Fraport's request use all reasonable endeavours with the co-operation of Fraport to procure such novation or assignment to ICTS Europe;

(ii) until the agreement is novated or assigned to ICTS Europe the Seller shall hold it in trust for ICTS Europe absolutely and Fraport shall procure that ICTS Europe shall (if such sub-contracting is permissible and lawful under the Frame Agreement), as the Seller's sub-contractor, perform all the obligations of the Seller under the Frame Agreement to be discharged after Completion and Fraport shall indemnify the Seller against all actions, proceedings, costs, damages, claims and demands in respect of any failure on the part of ICTS Europe to perform those obligations; and

(iii) until the Frame Agreement is novated or assigned the Seller shall (so far as it lawfully may) give all reasonable assistance to ICTS Europe (at Fraport's request and expense) to enable ICTS Europe to enforce the rights of the Seller under the Frame Agreement.

2.5 If any of the Conditions Precedent have not been satisfied or where permitted waived by 28th February, 2002, all provisions of this Addendum shall automatically cease to have effect and none of the parties shall have any rights or obligations under this Addendum. In such event, the terms and conditions of the Share Purchase Agreement shall continue to have effect without any of the variations contemplated by this Addendum.

3.       Warranties

         The Seller represents and warrants to Fraport at the date of this Addendum that:

(a) The Frame Agreements set out in Schedule 8 of the Share Purchase Agreement are complete and accurate copies of the only documented agreements entered into between the Seller and an airline customer relating to the supply of airline security services and other aviation-related services in Europe;

(b) Part A of Appendix 3 contains a complete and accurate list of the Key Personnel 2001;

(c) Save as disclosed in writing to Fraport in the Questionnaire or in Appendix 3 Part A or as contemplated by clause 2.1(b) of this Addendum, to the best knowledge of the managing directors of ICTS Europe and each of its Subsidiaries, since 1st January, 2001:

(i) no acts, measures, declarations or agreements have been undertaken by ICTS Europe or any of its Subsidiaries which would constitute 2003 Reserved Matters;

(ii) no application for the appointment of a receiver or administrator over ICTS Europe's or a Subsidiary's assets has been made;

(iii) no Subsidiary has entered into any agreement and arrangement or concerted practice of whatever nature with any of the managing directors of any Subsidiary or any other Key Personnel 2001 and, or any material amendment of those contracts or material deviation from these arrangements and practice; and

(iv) for the avoidance of doubt, "Significant Asset" in question number 20 of the Questionnaire shall mean "Significant Investment".

(d) ICTS Europe or one of its Subsidiaries is the legal and beneficial owner of all shares in the Companies to the extent set out in the Whereas Clause of the Share Purchase Agreement and, save as disclosed in the Questionnaire, no changes have been made to the persons legally or beneficially entitled to such shares in the Companies from that disclosed to CIVAS in the Share Purchase Agreement. All shares in the Companies are free from any encumbrances, liens, charges or other rights for the benefit of third parties except for those as listed in the Whereas Clause of the Share Purchase Agreement.

4.       covenant

         The Seller covenants with Fraport that it will procure that no member of the ICTS Europe Group will undertake any act, measure, declaration or agreement which would constitute a 2003 Reserved Matter from the date of this Addendum until the Final Completion Date without the prior written consent of Fraport other than as expressly provided for in this Addendum. The Seller covenants with Fraport to procure that ICTS Europe shall not draw any new credit under any Credit Facilities without the consent of Fraport.

5.       AMENDMENTS TO THE SHARE PURCHASE AGREEMENT

5.1      The Share Purchase Agreement shall be amended so that:

(a) the Share Purchase Agreement shall be deemed to be between the Seller, the Purchaser and Fraport. The words "3. FRAPORT AG, 60547 Frankfurt am Main, Germany (registered in the Commercial Register of the Lower Court of Frankfurt am Main under HRB
                  7042) ("Fraport")" shall be inserted on the first page of the Share Purchase Agreement between "(the "Purchaser")" and the Whereas clause.

(b)      in Article 1:

(i) the definition of "Final Completion" shall be deleted in its entirety and shall be replaced by "Final Completion" means the execution of the Final Completion Notarial Deed set out in Schedule 7 and the execution of the Final Completion Arrangements, all executed on or prior to the Final Completion Date";

(ii) the definition of "Final Completion Date" shall be deleted in its entirety and shall be replaced by ""Final Completion Date" means 3rd January, 2002 or if later the third Business Day of the week following the date on which the Seller is notified by Fraport in writing that all of the Conditions Precedent have been satisfied or where permitted, waived or such other date as agreed by the Parties in writing";

(iii) a new definition comprising the words ""Final Completion Notarial Deed" means the notarial deed in the Agreed Form attached hereto as Schedule 7" shall be inserted;

(iv) a new definition comprising the words ""Final Completion Escrow Agreement" means the escrow agreement between Fraport, the Seller and the Notary in the Agreed Form" shall be inserted; and

(v) a new definition comprising the words ""Key Personnel 2001" means the persons as listed in Part A of Appendix 3 to the Addendum to this Agreement" shall be inserted after the definition of "Key Personnel";

         (c)      in Article 3:

                  (i) the words "(the "Credit Facilities Guarantee") up to a maximum aggregate amount of US$4 million to be translated into EURO at the Exchange Rate existing at the date of this Agreement" commencing on the 6th line of clause (7.1) shall be deleted and shall be replaced by the words "(the "Credit Facilities Guarantees") up to a maximum aggregate amount of US$4,000,000 and Euro 2,500,000 comprising one facility up to a maximum amount of US$4,000,000 and another facility up to a maximum amount of Euro 2,500,000";

                  (ii) clause (7.2) shall be deleted in its entirety and replaced by the following sentence "The Seller owes to CIVAS on the Final Completion Date a fixed amount of Euro 55,800 as a lump sum payment representing reimbursement for interest paid to banks under the Credit Facilities prior to the Final Completion Date. CIVAS assigns to Fraport the benefit of this receivable, to be accounted for, as between Fraport and CIVAS, as a loan by CIVAS to Fraport of Euro 55,800"; and

(ii) each reference to "the Purchaser" in clause (7.3) shall be replaced with the word "Fraport";

(d)      in Article 5:

(i) the words "to indemnify Fraport in connection with" shall be inserted between the words "and" and "Article 12" in the 3rd line of clause (9) and the words "or Fraport (as the case may be)" between the words "the Purchaser" and "shall be entitled" in the 4th line of clause (9).

(e) Article 12 shall be deleted in its entirety and shall be replaced by the wording set out in Appendix 1 to this Agreement;

(f) in Article 13:

(i) The words "and to Fraport" shall be inserted between the words "to the Purchaser" and " for a period of 3" in the 1st line of clause (1);


(ii) Clause (2) shall be amended by adding, at the end of the clause, the following sentence "The provisions of this sub-clause 3.2 shall apply with respect to the Key Personnel 2001 as obligations of the Seller towards Fraport, mutatis mutandis."

(iii) In clause (5) the word " ,Fraport" shall be inserted between the words "The Seller" and "and the Purchaser" in the 1st line and between the words "by the Seller" and "or the Purchaser or through" in the 3rd line.

(iv) The words 'and Fraport' shall be inserted between the words "the Purchaser" and "are entitled" in the 1st line of clause (5) sub-clause (a).

(v) The word 'Fraport', shall be inserted between the words "the Seller", and "the Purchaser" in the 1st line of clause (5) sub-clause (c).

(g)      in Article 14:

(i) the words "Fraport, " shall be inserted between the words " or Seller's Group from" and "the Purchaser or" in the 2nd line of clause (1);

(ii) the words "and Fraport" shall be inserted between the words "undertakes to Purchaser" and "for a period of" in the 1st line of clause (4), between the words "shall provide Purchaser" and "with prompt written" in the 5th line of clause (6) and between the words "so that the Purchaser" in the 5th line and "may seek a" in the 6th line of clause (6);


(h) Schedule 7 shall be deleted in its entirety and shall be replaced by the wording set out in Appendix 2 to this Agreement;

(i) Schedules 13 and 15 shall be deleted in their entirety; and

(j) Schedule 14 shall be deleted in its entirety and shall be replaced by the wording set out in Appendix 5 to this Addendum.

6.       AMENDMENTS TO THE KNOW HOW LICENCE

The Know How Licence shall be amended so that in Clause 8:

(1) the words "1st January, 2004" in subclause b(ii) shall be deleted and shall be replaced with the words "1st January, 2002"; and

(2) the words "1st January, 2004" in the first line of subclause (c) shall be deleted and shall be replaced with the words "1st January, 2002".

7.       CO-OPERATION

(1) The Seller agrees to make available to Fraport the services of Mr Zouker and Mr Harel, in each case for so long as Mr Harel remains a director of ICTS Europe, to assist with the continuity of employment of the Key Employees 2001 and the continuity of business with key accounts of the ICTS Europe Group handled by either of them in the past. Such services shall be provided by Mr Zouker and Mr Harel at the request of Fraport on reasonable notice and at reasonable times having regard to their other responsibilities as directors and officers of the Seller.

(2) Fraport agrees to reimburse to the Seller for any costs incurred by Mr Harel or Mr Zouker in providing such assistance.

8.       GENERAL

(1) This Addendum shall be considered as constituting an integral part of the Share Purchase Agreement, and the Know How Licence respectively and save as expressly provided in this Addendum, all other terms and provisions of the Shareholders' Agreement and the Know How Licence shall remain in full force and effect as agreed upon.

(2) Each of the parties acknowledges that pursuant to clause 14 of the Shareholders' Agreement, the Shareholders' Agreement shall terminate with effect from Final Completion as defined in the Share Purchase Agreement (as amended pursuant to clause 5.1above).

(3) Each of the parties agrees subject to this Addendum becoming wholly unconditional that the provisions of the Escrow Agreement (being the existing agreement dated 5th October, 2000 between CIVAS, the Seller and the Notary) shall cease on the Final Completion Date.

9.       termination of rights of civas

         Subject to the satisfaction or waiver of the Conditions Precedent, ICTS, Fraport and CIVAS hereby agree to the variation of the Share Purchase Agreement to permit Fraport to purchase the Remaining Shares from ICTS in place of CIVAS and all obligations of the Seller and CIVAS in this regard shall terminate on the Final Completion Date.

10.      effect

         Clauses 5-9 (inclusive) of this Addendum shall take effect on and from the Final Completion Date. All other clauses of the Addendum shall have immediate effect subject to clause 2.5 of this Addendum.

11.      GOVERNING LAW

         This Addendum shall be governed by and construed in accordance with the Laws of the Netherlands. In the event of any dispute between any of the parties to this Addendum arising out of or in connection with this Addendum, the parties to this Addendum agree on Amsterdam as exclusive venue.

12.      COUNTERPARTS

         This Addendum may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any party may enter into this Addendum by executing a counterpart.

13.      SEVERABILITY

         The provisions contained in this Addendum shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some part of the provisions were deleted the provision in question shall apply without such modification as may be necessary to make it valid.

IN WITNESS HEREOF, Fraport, CIVAS, ICTS and ICTS Europe have executed this Addendum on the date first above written.

                                   APPENDIX 1

                                   ARTICLE 12
                      Sale and Purchase of Remaining Shares

(1.1) The Seller hereby sells and Fraport hereby purchases with effect from 1st January, 2002 the remaining Shares of ICTS Europe, held by Seller, being 1,100 Shares of ICTS Europe (the "Remaining Shares"), including all and any ancillary rights; in particular its entitlement to all accrued but unpaid dividends to which the Seller would otherwise be entitled on or before Final Completion, in particular but not limited to the dividends payable to the Seller in respect of the financial year of ICTS Europe ending on 31st December 2001.

(1.2) The Seller shall fully indemnify Fraport and shall hold Fraport harmless against any and all liabilities, obligations, claims, costs, expenses, losses, damages and other financial disadvantages incurred by Fraport due to the fact that (i) the Seller is not on the Final Completion Date the legal and beneficial owner of the Remaining Shares
         (ii) the Remaining Shares are not on the Final Completion Date free from any encumbrances, liens, charges or any other rights for the benefit of third parties, (iii) the Seller has not the right and the power to freely dispose of the Remaining Shares without requiring the consent of any third party for such disposal or without that such disposal violates the right of any third party (iv) the contribution of the Remaining Shares due and payable pursuant to Dutch law and ICTS Europe's articles of association is not fully paid up and (v) a repayment of such contribution has - wholly or partly - been made, either openly or concealed subject to the provisions of clause 1 subclause (f) of Schedule 1.

(2.1) The purchase price for the Remaining Shares shall be the Final Consideration being the Estimated Final Consideration as adjusted pursuant to clause (3.3)(c).

(2.2) (a) At Final Completion, Fraport, on behalf of ICTS Europe, shall repay to Pictet & Cie Banquiers all sums then outstanding owing to it by the ICTS Europe Group up to a maximum of US$4,000,000 and Euro 2,500,000 thereon together with accrued interest thereon up to the Final Completion Date, comprising the aggregate Credit Facility made available to the ICTS Europe Group by Pictet & Cie Banquiers up to the Final Completion Date which have been secured by the Credit Facilities Guarantees. As between Fraport and ICTS Europe, the aggregate amount of the Credit Facilities repaid by Fraport shall be accounted for as a shareholders loan.

(b) In satisfaction of its obligations under clause 2.2(a), Fraport, on behalf of ICTS Europe, shall pay to the Notary's Account at Final Completion equal to all sums then outstanding up to a maximum of US$4,000,000 and Euro 2,500,000 together with accrued interest up to the Final Completion Date comprising the aggregate Credit Facilities made available to the ICTS Europe Group by Pictet & Cie Banquiers, such aggregate sums to be as notified to it by the Seller not less than two Business Days prior to the Final Completion Date ("the Credit Facilities Repayment Amount").

(3.1) (a) Final Completion shall take place at the offices of the Notary on the Final Completion Date at 10 a.m. (local time) or such other time as the parties shall agree.

Final Completion is subject to Fraport having paid into the Notary's Account:

(i) Euro 62,098,353 being 90 per cent of the amount of the Estimated Final Consideration (Euro 62,154,153) less Euro 55,800 being the amount payable by the Seller to Fraport following the assignment by CIVAS to Fraport of this amount pursuant to Article 3 clause (7.2);

(ii) the Credit Facilities Repayment Amount; and

(iii) Euro 6,906,017 being 10 per cent. of the Estimated Final Consideration to be held by the Notary in accordance with the Final Completion Escrow Agreement.

(b) At Final Completion the transfer of the legal title in the Remaining Shares shall be effected by means of the Final Completion Notarial Deed which shall be executed by the Notary. Fraport, the Seller and the Notary shall also enter into the Final Completion Escrow Agreement. CIVAS approves, in accordance with the share transfer restrictions of the Articles of Association of ICTS Europe, the transfer of legal title in the Remaining Shares by the Seller to Fraport.

(c) Upon the Final Completion, the Seller and CIVAS shall procure the passing of and delivery to Fraport of a shareholders' resolution of ICTS Europe in which it is resolved that the transfer of the shares in the Companies which are held by third parties as nominees, trustees or otherwise for ICTS Europe or another Company as beneficial owner to such other persons as named by Fraport to hold such shares as new nominees, trustees or otherwise for ICTS Europe or another Company as beneficial shareholder and to the termination of the corresponding agreements with the persons who formerly held the shares concerned be approved (to the extent not previously effected).

(d) Upon Final Completion the Seller shall procure the delivery to Fraport of:

(i) a letter from Mr. Lior Zouker resigning as a member of ICTS Europe's supervisory board with effect from the Final Completion Date;

(ii) a letter from Mr. Ezra Harel resigning as chairman with the agreement of the Seller (but remaining as a member) of ICTS Europe's supervisory board with effect from the Final Completion Date;

(iii) the original shareholders' register of ICTS Europe, in which the transfer of the Remaining Shares by the Seller to Fraport has been registered;

(iv) a letter from the current auditors to Fraport agreeing upon Fraport's request delivered after the signature of the audited consolidated financial statements of ICTS Europe for the year ending 31st December, 2001 to resign as auditors of the Companies with immediate effect;

(v) all corporate documents, books and records of the Companies or copies thereof to the extent they are not yet at the Companies' offices; and

(vi) the termination agreements effective at Final Completion executed as appropriate under applicable law regarding the nomineeship, trusteeship, share loans or other applicable agreements between ICTS Europe and the persons holding shares in the Companies for ICTS Europe or one of the Companies as beneficial shareholders as well as irrevocable offers of such persons executed as appropriate under applicable law to assign to other persons nominated by Fraport to become the persons to hold the share concerned by the offering nominees.

(e) Upon the prior occurrence of the conditions set out in subclause (a), and against delivery of the documents referred to in subclauses (c) and (d) above and upon execution of the Final Completion Notarial Deed and the Final Completion Escrow Agreement, Fraport shall instruct the Notary to hold:

(i) such amount of the 90% of the Estimated Final Consideration as shall be specified by the Seller and Bank Hapoalim to Fraport not less than two Business Days prior to Final Completion for Bank Hapoalim B.M. ("Bank Hapoalim") in respect of those amount outstanding to Bank Hapoalim under the letter of credit dated 22nd October, 2001 between the Seller and Bank Hapoalim and to immediately transfer such amount to the Seller's bank account no. 377494 with Bank Hapoalim, Shaul Hamelekh Branch;

(ii) the Credit Facilities Repayment Amount for the Seller and to immediately transfer such amount to Pictet & Cie Banquiers on behalf of ICTS Europe in repayment of the Credit Facilities;

(iii) the balance of 90% of the Estimated Final Consideration for the Seller after deduction (a) of the amount as set forth under sub-clause (i) and (b) the sum of Euro 55,800 being the amount payable by the Seller to Fraport pursuant to
Article 3 clause (7.2) and to immediately transfer such amount to the Seller's Bank Account; and

(iv) Euro 6,906,017 being the remaining 10% of the Estimated Final Consideration into the Notary's Account pursuant to the terms of the Final Completion Escrow Agreement; and

(f) Upon receipt of the payment made pursuant to clause 3.1(e) (i) above which the Seller acknowledges as being payment of a part of the Estimated Final Consideration to the Seller, Bank Hapoalim has agreed with the Seller that it will deliver to Fraport, the Maximum Amount Suretyship no. UR 228/2000 signed on 5th October, 2000 by Fraport (formerly known as Flughafen Frankfurt/Main AG) (the "Suretyship") within three Banking Days of the Final Completion Date.

(3.2) For the purposes of this Agreement the "Estimated Final Consideration" shall be Euro 69,060,170 comprising:

(a) a sum of Euro 42,868,320 in respect of 2002/2003 Net Income;

(b) a sum of Euro 6,948,600 in respect of 2002/2003 Net Profit;

(c) a sum of Euro 2,567,000 being the estimated Profit for the year ended 31st December, 2001 ("the Estimated Profit"); and

(d) a sum of Euro 16,676,250 being the consideration payable in respect of the financial year ended 31st December, 2001 based on estimated Net Results of the ICTS Europe Group of Euro 10,969,000 (the "Estimated Net Results").

(3.3) (a) The draft annual consolidated accounts of ICTS Europe for the year ended 31st December, 2001 ("the 2001 Financial Statements") shall be prepared by management of ICTS Europe. These shall be delivered to Fraport and the Seller immediately following preparation and in any event no later than 31st January, 2002 together with a statement in the form set out in Appendix 5 showing the Net Results as calculated in accordance with sub-clause (b) below (the "Net Results Statement") for that year. Representatives of the Seller and Fraport shall be entitled to observe the preparation of the accounts and the audit of the ICTS Europe Group and shall have reasonable access to relevant personnel and accounting records of the ICTS Europe Group and the Auditors during normal working hours upon reasonable notice with regard to the review, as observers of the preparation of the audited consolidated accounts of ICTS Europe and the Net Income Statement.

                  Upon receipt of the draft accounts, Fraport and the Seller shall discuss and agree any changes to the 2001 Financial Statements and/or the Net Income Statement with management of ICTS Europe and the Auditors. The 2001 Financial Statements and the Net Income Statement may not be approved by the board of ICTS Europe or its shareholders, nor may the Auditors issue their audit certificate on or before 15th February, 2002 without the consent of the Seller and Fraport.

                  Thereafter the Seller (if Final Completion has not yet occurred) or Fraport (if Final Completion has occurred) shall be entitled to permit the Board of ICTS Europe, its shareholders and the Auditors to approve and complete the audit of the 2001 Financial Statements (as the case may be) and approve the Net Results Statement and for the avoidance of doubt any obligation of the Seller or any member of the ICTS Europe Group to obtain the prior consent of Fraport pursuant to clause 4 of the Addendum to this Agreement shall not apply. In addition, neither the Seller (after Final Completion) nor Fraport (before Final Completion) shall have the right to prevent the 2001 Financial Statements being closed or the audit completed and the Auditors issue their audit certificate or the Net Results Statement being finalised after 15th February, 2002. For the avoidance of doubt, any permit in this regard shall not constitute a waiver of any party's rights under sub-clause (i) below regarding the procedure by which the audited consolidated accounts and the Net Results Statement become binding.

                  Upon the finalisation of the Net Income Statement and the approval and audit of the 2001 Financial Statements, the 2001 Financial Statements and the Net Income Statement shall be delivered to the Seller and Fraport by ICTS Europe.

                  (b) For the purposes of this agreement, "Net Results" means: the Consolidated Net Income, in Euros, of the ICTS Europe Group as shown in the consolidated statement of operations of ICTS Europe for the year ending on 31 December, 2001 after making the following adjustments:-

                          (i)       adding back or deducting interest
                                    expenses/interest income (excluding
                                    financing costs of new acquisitions made by the ICTS Europe Group subsequent to September 30, 2000) and gains/loss from traded securities as appropriate;

                          (ii) adding back or deducting income tax expenses/income tax credits and refunds as appropriate;

                          (iii)     adding back Pushdown Expenses;

                          (iv) adding back or deducting all items booked as an expense or as income as a result of a change in accounting principles, policies or standards from those applied in the preparation of the Annual Statement;

                           (v) deducting imputed interest on the portion of any purchase price for new acquisitions made by the ICTS Europe Group which do not give rise to direct financing costs;

                           (vi) adding back or deducting any unusual, one-off or extraordinary cost or income items (each of them on a pre-tax basis), provided that each of such items exceeds US $ 50,000; and

                           (vii) deducting the earning impact of any release of accruals, which have been made in the Interim Statement, which have been subsequently released pursuant to and in accordance with US GAAP.


                  In addition in calculating the Net Results any start-up costs incurred by the ICTS Europe Group during 2001 shall be treated in the same manner as such costs were treated prior to the adoption of SoP 98-5 and accordingly, such costs shall be capitalised and amortised over the expected life of the contract for which they were incurred using the straight line method. Start-up costs shall include any costs incurred for start-up activities as defined in SoP 98-5 as "those one time activities related to opening a new facility introducing a new product or service, conducting business in a new territory, conducting business with a new class of customer or beneficiary, initiating a new process in an existing facility, or commencing some new operation.

                  Earnings in the Net Results which arise from the release of accruals for taxes and receivables made in the Interim Statement made pursuant to and in accordance with US GAAP shall be exclusively for the account of the Seller and shall, to the extent not already paid to the Seller, be paid to the Seller on the same date as the other payments referred to in paragraph (g) below.

         (c) Upon the Net Results being final and binding on the Seller and Fraport in accordance with the provisions of sub-clause (i) below, the Estimated Final Consideration shall be adjusted (A) if the Net Results are more than 5% in excess of or less than the Estimated Net Results and/or (B) the Adjusted Profit (as defined below) is in excess of or less than the Estimated Profit in accordance with the following provisions:-

                  (i) No adjustment shall be made to the Estimated Net Results if the Net Results are no less than Euro 10,421,550 and no more than Euro 11,517,450.

                  (ii) If the Net Results are less than Euro 10,421,550 or greater than Euro 11,517,450 the amount by which the Net Results are less than or greater than the Estimated Results (the "Deviation") shall be multiplied by 1.52 16,676,250 divided by 10,969,000.

                           The amount so calculated shall be (aa) deducted from the Estimated Final Consideration if the Net Results are less than the Estimated Net Results or (bb) added to the Estimated Final Consideration in case the Net Results are greater than the Estimated Net Results.

                  (iii) The Estimated Profit shall be adjusted (the "Adjusted Profit") in accordance with the following formula:

 Adjusted  =      Net     Results     (Euro)           X     Euro   2,567,000
 Profit           Estimated Net Results (Euro 10,969,000)

                           The difference between the Adjusted Profit and the Estimated Profit shall be added to the Estimated Final Consideration if the Adjusted Profit is greater than the Estimated Profit and deducted from the Estimated Final Consideration if the Adjusted Profit is less than the Estimated Profit.

         (d) The Final Consideration shall be the Estimated Final Consideration as adjusted in accordance with subclause
                  (c) above.

         (e) If the Final Consideration is greater than or equal to the Estimated Final Consideration, (A) Fraport and the Seller shall jointly instruct the Notary to pay to the Seller all accounts held in the Notary Account together with accrued interest thereon and (B) Fraport shall pay to the Seller an amount equal to the difference between (i) the Estimated Final Consideration and (ii) the Final Consideration together with interest on the amount of the difference from 31 December 2001 to the due date for payment under sub-clause (g) below at the rate of 8% per annum.

(f) If the Final Consideration is less than the Estimated Final Consideration then the Seller and Fraport shall jointly instruct the Notary to pay to Fraport the amount of the difference from the Notary's Account together with accrued interest thereon, and if the amount in the Notary Account is insufficient, the Seller shall pay the balance direct to Fraport together with interest on the balance due to Fraport from 31 December 2001 to the due date for payment under sub-clause (g) below at the rate of 8% per annum. If, following payment of sums due to Fraport under this provision, any amount remains in the Notary Account, the Seller and Fraport shall jointly instruct the Notary to pay such sum together with accrued interest thereon to the Seller.

(g) Any payment made pursuant to clause 3.3(e) and (f) shall be made by telegraphic transfer in cleared funds within 10 Business Days after the annual consolidated accounts of ICTS Europe for the fiscal period ending on 31st December, 2001 become final and binding on the Seller and Fraport according to the provisions of sub-clause (i) below into an account to be nominated by the Seller and if a payment under this subclause (g) is not made when due, the payment amount shall bear interest as of due date until actual payment at an interest rate of 12%p.a.

(h) The audited consolidated accounts for the year ended 31st December, 2001 shall be prepared by management of the ICTS Europe Group on the same basis and contain the same qualifications as those used in the preparation of the Annual Statement and in accordance with US GAAP as applied on a consistent basis vis-a-vis the 1999 Annual Statement. Management shall apply the same principles of valuation and estimation, observe the principle of balance sheet consistency and shall exercise their discretion with regard to valuation and estimation in the same manner as exercised for the Annual Statement. For the avoidance of doubt, such accounts shall eliminate in accordance with previous practice goodwill and amortisation of goodwill and Know-how and amortisation of Know-how (with the exception of the effect of any tax deduction resulting from depreciation of Know-how for tax purposes).

(i) The audited consolidated accounts for ICTS Europe for the accounting period ended on 31st December, 2001 and the Net Results Statement for that year shall become binding as between the Seller and Fraport unless within seventy five days following receipt by Fraport of the audited consolidated accounts of ICTS Europe and the Net Results Statement, Fraport provides the Seller or the Seller provides Fraport with both (i) a written statement that the audited consolidated accounts of ICTS Europe and/or the Net Results Statement received are not prepared in accordance with the provisions of this Agreement and (ii) revised consolidated accounts of ICTS Europe on a draft basis and/or the Net Results Statement. For the avoidance of doubt, any actions taken under this sub-clause
(i) shall only be made for the purposes of determining the adjustment of the Estimated Final Consideration and shall not prevent the Auditors from formally finalising their audit of the annual accounts of the ICTS Europe Group for the year ending 31st December, 2001 to enable the Seller and Fraport to consolidate their respective interests in ICTS Europe in their own consolidated annual accounts for the fiscal year 2001.

                  Unless the Seller or Fraport within 1 month following receipt of the others' written statement and the revised audited consolidated accounts of ICTS Europe and/or the Net Results Statement for the accounting period (the "Reaction Period") provides Fraport or the Seller (as the case may be) with a written objection to the revised audited consolidated accounts of ICTS Europe and/or the related Net Results Statement for the relevant accounting period, such revised audited consolidated accounts of ICTS Europe and/or the related Net Results Statement for the relevant accounting period as prepared by Fraport or the Seller (as the case may be) shall become binding between the Seller and Fraport. If the Seller provides Fraport or Fraport provides the Seller with such written objection within the Reaction Period, each of the Seller and Fraport has the right to call for appointment of Ernst & Young or failing that firm, Deloitte & Touche (excluding their Israel offices) (the "Final Auditor") to determine the audited consolidated accounts of ICTS Europe and/or the Net Results Statement for the 2001 accounting period by way of binding advice acting as expert.

                  The determination of the audited consolidated accounts of ICTS Europe for the year ending 31st December, 2001 and based thereupon the Net Results Statement by the Final Auditor shall be delivered to Seller and Fraport in writing and, if possible, within a period of 1 month from the date of appointment. The determination of the audited consolidated accounts of ICTS Europe, and the Net Results Statement by the Final Auditor shall be final and binding on the Seller and Fraport.

                  Each party shall have the right to make written representations to the Final Auditor regarding the audited consolidated accounts of ICTS Europe and the Net Results Statement no later than 14 Business Days following the appointment of the Final Auditor.

                  The Final Auditor shall determine the proportion of its costs to be borne by the Seller and by Fraport.

                  The Seller and Fraport shall procure that (i) representatives of the Final Auditor and (ii) representatives of Fraport and/or the Seller and of the auditors appointed by Fraport and/or the Seller to verify and determine the audited consolidated accounts of ICTS Europe, and the Net Results Statement shall have access to the offices of the Companies and to their books and records as well as, subject to agreement with the Auditors to the working papers of the Auditors for the purposes of determining the audited consolidated accounts of ICTS Europe and the Net Results Statement and that reasonable access to relevant management and personnel of the Seller, Fraport and the Companies as well as personnel of the Auditors and the auditors of the Companies, if any, shall be available during normal working hours upon reasonable notice for the support of such representatives with respect to the determination of the audited consolidated accounts of ICTS Europe and the Net Results Statement. The Seller and Fraport shall take all reasonable endeavours to procure that the Auditors agree to grant such access to their own audit papers on terms satisfactory to the Auditors and Fraport.

(4) Until Final Completion, ICTS shall be entitled to exercise all voting and other rights attached to the Remaining Shares but not entitled to any dividends in respect of the year ended 31st December, 2001.

(5) The costs of auditing the consolidated accounts of ICTS Europe for each year ending 31st December, 2000 and 31st December, 2001, shall be borne by ICTS Europe.

         The costs of preparation of the Net Results Statement for the financial year 2001 together with the costs of Fraport's and the Seller's accountants in connection with any determination by the Final Auditors shall be borne as to 45% by Fraport and as to 55% by the Seller.

The principal service Company provides to its airline clients is the implementation of Risk Analysis through Profiling System ("RAPS"), a set of sophisticated procedures which seek to identify a potential threat, before it materializes, through methodology of risk evaluation and classification of passengers. The risk evaluation and classification techniques include comparing characteristics of a specific passenger to a preset standard of characteristics of a potential aggressor by means of interviewing, document verification and behavior analysis. The vast majority of passengers fall into the low risk category, thereby enabling more scrutiny to be focused on higher risk passengers. Since RAPS entails the identification of potential threats through recognizable patterns, the Company believes that it provides a better and more practical response to such threats than certain other alternatives available, such as simple guard positioning or a complete body and baggage search of each passenger. In addition, by focusing on the primary risks, the Company considers RAPS to be more cost-effective and passenger-friendly than other alternatives available.

         The concept of risk analysis through passenger screening utilizing a set criteria has been in use in various forms by certain U.S. carriers since 1986. In 1995, the FAA mandated that all U.S. carriers adopt a uniform methodology of risk analysis through advanced passenger screening at all of the "high-risk" airports. Previously, security authorities in the Netherlands had adopted such methodology as the standard for enhanced flight-related security for airlines subject to their authority. In April 1996, the United States enacted an anti-terrorism law which mandates that foreign airlines flying to and from airports in the United States adhere to security measures identical to those required of U.S. airlines serving the same airports. In July 1996, as an initial response to the explosion of TWA Flight 800, the FAA issued a "security directive," applicable to all international flights originating in the United States, which requires the implementation of certain passenger and cargo classification and verification procedures similar to some of the RAPS procedures.

         The Company believes it enjoys a certain recognition for its expertise with respect both to the methodology and implementation of RAPS. Although competitors implement procedures similar to those of RAPS, the Company believes that it has a greater expertise with respect to screening procedures than its competitors. The Company's expertise enable the Company to: (i) adapt and customize the methodology for each specific client and the criteria of various authorities;(ii) effectively train personnel in the procedures and requirements associated with RAPS; and (iii) supervise the proper implementation by such personnel.